FORM OF
DISTRIBUTION EQUIVALENT RIGHTS AWARD AGREEMENT
UNDER THE FORTRESS INVESTMENT GROUP LLC
2007 OMNIBUS EQUITY INCENTIVE PLAN

This distribution equivalent rights award agreement (this ‘‘Award Agreement’’) is dated as of                 , 2007 (the ‘‘Award Date’’), by and between FIG LLC, a Delaware limited liability company (the ‘‘Company’’), and          (the ‘‘Participant’’). Capitalized terms not defined herein shall have the meaning ascribed to them in the Fortress Investment Group LLC 2007 Omnibus Equity Incentive Plan (the ‘‘Plan’’). Where the context permits, references to the Company shall include any successor to the Company.

WHEREAS, pursuant to the terms of the Plan and Restricted Share Unit Award Agreement (the ‘‘RSU Award Agreement’’), the Company has previously offered to grant to the Participant the number of Restricted Share Units (the ‘‘RSUs’’) of the Shares, par value $             per share, identified in Exhibit A under the heading ‘‘Number of Shares Subject to the RSU’’; and

WHEREAS, the Board has determined that it is in the interests of the Company to grant to the Participant, effective as of the date hereof, a distribution equivalent rights award (the ‘‘Award’’), upon the terms and conditions set forth herein in lieu of any adjustment or modification to the terms of the RSU that may be made in connection with the distribution as provided under the Plan.

NOW THEREFORE, in consideration of services rendered and to be rendered by the Participant, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1.    Defined Terms.

As used in this Award Agreement, the following term has the meaning indicated below.

‘‘Per Share Distribution Amount’’ means the amount per share of any distribution paid to the holders of Shares (as declared from time to time by the Board of Directors of FIG LLC).

2.    Grant; Term of Award.

(a)    Subject to the terms and conditions of this Award Agreement, the Company hereby grants to the Participant the right to receive a cash payment in the amount specified in Section 2(b) below. Such cash shall be paid on or about the date on which a distribution is paid with respect to the Shares underlying the applicable RSU associated with the Award as designated under the heading ‘‘Related RSU’’ in Exhibit A hereto (the ‘‘Related RSU’’) is paid.

(b)    Subject to Section 7 below, the amount of the Award shall be an amount equal to (i) the Number of Shares Subject to the Related RSU, multiplied by (ii) the Per Share Distribution Amount. No interest or other earnings will be credited with respect to such Award.

3.    Continuance of Service.

The Participant’s continued service through each applicable Award payment date is a condition to the payment of the applicable portion of the Award and the rights and benefits under this Award Agreement. Partial employment or service, even if substantial, during any applicable period will not entitle the Participant to any proportionate payment or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 6 below.

Nothing contained in this Award Agreement or the Plan constitutes an employment or service commitment by the Company, confers upon the Participant any right to remain employed by or in service to the Company, interferes in any way with the right of the Company at any time to terminate any such employment or services, or affects the right of the Company to increase or decrease the Participant’s other compensation or benefits.

4.    Limitations on Rights.

The Award and Award Agreement are intended to constitute ‘‘unfunded’’ arrangements for purposes of the Employee Retirement Income Security Act of 1974, as amended, and the Code. The

Award will not be treated as property or as a trust fund of any kind. With respect to an Award, the Participant shall have no rights as a shareholder, no distribution rights (except as expressly provided herein) and no voting rights.

The Participant’s rights with respect to the Award are merely those of a general unsecured creditor of the Company to receive payment as described herein subject to the terms and conditions set forth herein. Neither the Participant nor any other person has any legal or equitable rights, claims or interest in any specific property or assets of the Company. No assets of the Company will be held under any trust or held in any way as collateral security of the fulfilling of the Company’s obligations under this Award Agreement.

5.    Restrictions on Transfer.

Neither the Award nor any other rights of the Participant under this Award Agreement may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily.

6.    Effect of Termination of Services or Expiration of the Related RSU.

If the Participant ceases to provide services to the Company or any of its subsidiaries, as applicable, before an Award is eligible for payment hereunder (regardless of the reason for such termination, whether with or without cause, voluntarily or involuntarily, or due to death or disability), the Award shall terminate and be extinguished upon the date the Participant’s services terminate. If the Related RSU Agreement becomes vested or expires prior to becoming vested, the Award shall terminate and be extinguished upon the date the Related RSU becomes vested or otherwise expires.

7.    Severability.

Should any provision of this Award Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Award Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Award Agreement. Moreover, if one or more of the provisions contained in this Award Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.

8.    Tax Withholding.

The Company shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld or to satisfy any applicable payroll deductions with respect to the payment of any Award.

9.    Entire Agreement.

This Award Agreement, the Related RSU Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.

10.    Incorporation of Plan.

The Plan in hereby incorporated by reference and made a part hereof, and the Award and this Award Agreement shall be subject to all terms and conditions of the Plan. In the event of any conflict between the provisions of this Award Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

11.    Governing Law.

The laws of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflicts of laws rules.

12.    Section Headings.

The section headings of this Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

13.    Section 409A Compliance.

Notwithstanding anything to the contrary contained in this Award Agreement, to the extent that the Board determines that the Plan or the Award is subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the Code, the Board reserves the right (without any obligation to do so) to amend or terminate the Plan and/or amend, restructure, terminate or replace the Award in order to cause the Award to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such section.

14.    Counterparts.

This Award Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

—Signature page follows—

IN WITNESS WHEREOF, the Company has caused this Award Agreement to be executed on its behalf by a duly authorized officer, and the Participant has hereunto set his or her hand as of the date first above written.

FIG LLC
By:
Name:
Title:
PARTICIPANT

Name:
Address:

EXHIBIT A

Award	Related RSU	Number of Shares Subject to the RSU	Record Date	Expiration Date (No Later than the Vesting Date of the Related RSU)
«Award_1»	«Related_RSU_1»	«Number_of_Shares_1»		«Expiration_Date_1»
«Award_2»	«Related_RSU_2»	«Number_of_Shares_2»		«Expiration_Date_2»
«Award_3»	«Related_RSU_3»	«Number_of_Shares_3»		«Expiration_Date_3»